Exhibit 99.1

Analyst Contact:	Greg Slome
Sparton Corporation
Email: gslome@sparton.com
Office: (847) 762-5812

Media Contact:	Mike Osborne
Sparton Corporation
Email: mosborne@sparton.com
Office: (847) 762-5814

Investor Contact:	John Nesbett/Jennifer Belodeau
Institutional Marketing Services
Email: jnesbett@institutionalms.com
Office: (203) 972-9200
FOR IMMEDIATE RELEASE
Sparton Extends and Amends Lease Agreement
Tenant Prepays Approximately $2.5 Million
SCHAUMBURG, Ill. — May 6, 2010 — Sparton Corporation (NYSE: SPA) announced that its wholly-owned subsidiary, Sparton Technology Inc. has entered into a Lease Extension and Amendment agreement and simultaneously entered into an Option Agreement with Albuquerque Motor Company, related to approximately twelve acres of land in Albuquerque, New Mexico. By the terms of the Lease Agreement, Sparton extended the lease term to fifty years, commencing May 1, 2010, with total rent payable of $3.3 million. On the commencement date, Albuquerque Motor Company prepaid $2.475 million in cash, with $275,000 due on the first of May each year through 2013.
Under the Amendment and Option Agreement, providing that Albuquerque Motor Company is up to date on its rental obligations, and with appropriate notice, they will have the opportunity to acquire certain portions of the rental property without the payment of any additional consideration. Furthermore, under the Option Agreement, again providing that the rental obligations have been fulfilled, Albuquerque Motor Company is entitled to acquire title to the remainder of the property for nominal consideration.
Cary Wood, President and Chief Executive Officer of Sparton Corporation commented, “During the past eighteen months we have continued to identify opportunities to convert certain assets to cash. This transaction further improves our liquidity and enhances our cash position, and we intend to use these funds to facilitate both organic and inorganic growth strategies with the goal of increasing our future earnings.”
About Sparton Corporation

Sparton Corporation (NYSE:SPA), now in its 110th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, and field service to technology-driven companies in the medical device, defense & security systems, and electronic manufacturing services markets. Headquartered in Schaumburg, Ill., Sparton currently has four manufacturing locations worldwide. The Company’s Web site may be accessed at http://www.sparton.com.
Safe Harbor and Fair Disclosure Statement
Certain statements described in this press release are forward-looking statements within the scope of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions. These forward-looking statements reflect Sparton’s current views with respect to future events and are based on currently available financial, economic and competitive data and its current business plans. Actual results could vary materially depending on risks and uncertainties that may affect Sparton’s operations, markets, prices and other factors. Important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, Sparton’s financial performance and the implementations and results of its ongoing strategic initiatives. For a more detailed discussion of these and other risk factors, see Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in Sparton’s Form 10-K for the year ended June 30, 2009, and its other filings with the Securities and Exchange Commission. Sparton undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
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